Exhibit 99.1

Investor Relations Contact:
Ed McGregor
Sigma Designs, Inc.
Tel: 646/259-2999
IR@sdesigns.com

For Immediate Release

SIGMA DESIGNS, INC. REPORTS FIRST QUARTER
FISCAL 2009 RESULTS

MILPITAS, Calif. — May 29, 2008 — Sigma Designs®, Inc. (NASDAQ: SIGM), a leading provider of highly integrated system-on-chip, or SoC, solutions that are used to deliver multimedia entertainment throughout the home, today reported financial results for its first fiscal quarter ended May 3, 2008.

Net revenue for the first quarter was $56.9 million, down $19.5, or 26%, from $76.4 million in the previous quarter and up $20.9 million, or 58%, from $36.0 million reported for the same period last year.

GAAP net income for the first quarter was $4.7 million or $0.16 per diluted share.  This compares to GAAP net income of $35.3 million, or $1.12 per diluted share for the previous quarter and GAAP net income of $5.4 million or $0.20 per diluted share during the same period one year ago.  The previous quarter net income included a tax benefit of $10.8 million principally due to a $12.7 million, or $0.41 per diluted share, release of the tax valuation allowance.

Non-GAAP net income for the first quarter was $11.7 million or $0.40 per diluted share.  This compares to non-GAAP net income of $25.4 million, or $0.80 per diluted share for the previous quarter and a non-GAAP net income of $8.5 million or $0.32 per diluted share during the same period one year ago.  Non-GAAP adjustments for the first quarter consisted of the exclusion of $1.6 million for the VXP in-process development costs during the quarter, $402,000 and $305,000 in amortization expense for acquired intangibles related to the VXP and Blue7 acquisitions, respectively, and $4.8 million in non-cash share-based compensation expenses.  The reconciliation between GAAP and non-GAAP results for all referenced periods is provided in a table immediately following the GAAP financial tables below.

The company’s income tax provision for the first quarter of $1.6 million reflects an expected annualized tax rate of 26% and reflects the benefits resulting from the company’s international tax structuring completed during the quarter.

Management Comment

“We are disappointed to begin this fiscal year on a negative note, posting our first down quarter after nine quarters of strong sequential growth.  However, since this was primarily due to an external inventory correction that we had previously forecasted, we continue to maintain our strong position in the IPTV market.  Our SMP8630 series represents the defacto standard in the IPTV set-top box industry, and our recently launched SMP8654 looks to be its direct successor.  Already, the SMP8654 has secured a position in the next generation Microsoft Mediaroom platform and has also garnered support from four major OEMs.  Similar new products are under development to address next generation Blu-ray players and take advantage of the future growth that market has to offer.  Additionally, we are encouraged by the potential opportunities emerging for our strategic initiatives, including penetration into the HDTV market, the Ultra-wideband (UWB) connectivity market and the VXP video processor products as well as penetration of the cable set-top box market.” stated Thinh Tran, chairman and chief executive officer, Sigma Designs.

Recent business developments include:

•
Announced that Sigma has begun sampling its new SMP8654 media processor SoC, designed for the next generation of Internet Protocol Television (IPTV) set-top boxes, with product demonstrations held at the 2008 NAB Show.  The SMP8654 provides a 50% improvement in performance along with lower overall system costs to provide a substantially improved value proposition for the burgeoning IPTV market.

•
Jointly announced a collaboration with Microsoft to enable the Microsoft Mediaroom Internet Protocol Television (IPTV) and multimedia platform to operate on next-generation set-top boxes using the new Sigma SMP8654 SoC.  The solution will provide a high-performance, cost-effective design that will give service providers the ability to offer innovative connected TV services, such as PC to TV photo and music sharing and also DVR Anywhere, which gives consumers the flexibility to watch their recorded programs on any TV in their home.

•
Announced that Sigma’s SMP8634 media processor is being used by Pirelli Broadband Solutions, to power their line of IPTV set-top boxes, which are currently being deployed by two major European operators.

•
Announced the new VXP9452 processor, an advanced video imaging processor that offers two fully separable video processing channels each featuring full 12-bit input and output support, intended for use by the leading digital broadcast TV, cinema studios and home theatre manufacturers.

•
Announced that the company’s EM8622L media processor was selected by Panasonic, the market leader in high-end portable DVD players and Plasma HDTVs, to power the new AnyPlay™ P-DVR being jointly developed with Comcast Corporation, the nation's leading provider of entertainment.

•
Announced and demonstrated a DOCSIS 3.0 multi channel and tru2wayTM set-top box reference design, jointly developed using Texas Instruments’ field proven cable TV technology and VividLogic’s comprehensive tru2wayTM software.

•
Completed the purchase of 3.8 million shares of the company’s common stock for an aggregate purchase price of $80.6 million as authorized by its board of directors under a previously announced share repurchase program.

Investor Conference Call

The conference call relating to first quarter fiscal 2009 results will take place following this announcement at 5:00 PM ET today, May 29, 2008.  The dial-in number is 866-831-6272 (international callers dial 617-213-8846) and the passcode is 47518092.  Investors will have the opportunity to listen live to the conference call via the Internet through www.sigmadesigns.com or over Thomson/CCBN’s Investor Distribution Network for both institutional and individual investors.  Individual investors can listen to the call through CCBN’s individual investor center at www.earnings.com.  Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com).  To listen to the live call, please go to the Web site at least 15 minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live broadcast, a replay will be available shortly after the call by dialing into 1-888-286-8010 (international callers dial 617-801-6888) and use passcode 74875047.  The audio replay will be available for one week after the call.  For further information, please see the link on our website at www.sigmadesigns.com.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Sigma reports non-GAAP net income, which excludes amortization of acquired intangibles, stock-based compensation calculated under APB No. 25 and SFAS No. 123(R) and, with respect to the second  quarter of fiscal 2008, nonrecurring expenses associated with a tender offer to employees to resolve potential personal income tax exposure and, with respect to the second quarter of fiscal 2007 through the second quarter of fiscal 2008, nonrecurring expenses associated with the Company’s review of its historical stock option granting practices and related financial restatements for prior periods and, with respect to the fourth quarter of fiscal 2008, the benefit of the income tax valuation reserve release, and, with respect to the first quarter of fiscal 2009, in-process development costs acquired during the quarter.  Sigma believes that its non-GAAP net income provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations.  Sigma believes that this non-GAAP net income, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective.  Sigma also believes the non-GAAP measures provide useful supplemental information for investors to evaluate its operating results in the same manner as the research analysts that follow Sigma, all of whom present non-GAAP projections in their published reports.  As such, the non-GAAP measures provided by Sigma facilitate a more direct comparison of its performance with the financial projections published by the analysts as well as its competitors, many of whom report financial results on a non-GAAP basis.  The economic substance behind its decision to use such non-GAAP measures is that such measures approximate its controllable operating performance more closely than the most directly comparable GAAP financial measures.  For example, Sigma’s management has no control over certain variables that have a major influence in the determination of share-based compensation such as the volatility of its stock price and changing interest rates.  With respect to Sigma’s stock option review and related restatement costs and expenses associated with its tender offer, the unique nature of these costs may limit the comparability of its on-going operations with prior and future periods.  Sigma believes that all of these excluded expenses do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in Sigma’s GAAP financial results in the foreseeable future.

The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of Sigma’s activities.  Sigma’s non-GAAP net income is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.  Accordingly, investors are cautioned not to place undue reliance on non-GAAP information.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding potential opportunities emerging for Sigma’s strategic initiatives and the potential impact of new products and technology.  Actual results may vary materially due to a number of factors including, but not limited to, the risk that the SEC disagrees with the manner in which Sigma has accounted for and reported, or not reported, the financial impact of past stock option grants, actions by other regulatory agencies as a result of Sigma’s past stock option practices, ongoing derivative litigation, a determination, upon completion of further closing and audit procedures, that the financial results for the first quarter are different than the results set forth in this press release, general economic conditions, including continuance of the current economic conditions specific to the semiconductor industry, the rate of growth of the IPTV, high definition DVD and HDTV markets in general, the ramp in demand from our set-top box and telecommunication customers, our ability to deploy and achieve market acceptance for Sigma products in these markets, the ability of our SoCs to compete with other technologies or products in these emerging markets, the risk that such products will not gain widespread acceptance, or will be rendered obsolete, by product offerings of competitors or by alternative technologies, the risk that anticipated design wins will not materialize and that actual design wins will not translate into launched product offerings, and other risks including delays in the manufacturer’s deployment of set-top boxes or consumer products.  Other risk factors are detailed from time to time in our SEC reports, including our annual report on Form 10-K as filed April 2, 2008.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Sigma undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Sigma Designs, Inc.

Sigma Designs (NASDAQ: SIGM) is a leading fabless provider of highly integrated system-on-chip, or SoC, solutions that are used to deliver multimedia entertainment throughout the home.  Sigma’s SoC solutions combine its semiconductors and software and are a critical component of multiple high-growth, consumer applications that process digital video and audio content, including internet protocol TV, or IPTV, high definition DVD players, high definition TVs, or HDTVs, and portable media players.  Headquartered in Milpitas, Calif., the Company also has sales representatives in the United States, Belgium, China, Japan and Taiwan and sells its products through third-party distributors in Japan and Korea.  For more information, please visit the Company’s web site at www.sigmadesigns.com.  REALmagic and Sigma Designs are registered trademarks of Sigma Designs, Inc.  All other products and companies referred to herein are trademarks or registered trademarks of their respective companies.

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SIGMA DESIGNS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(GAAP)
(In thousands)

	May 3,	February 2,
	2008	2008
Assets

Current Assets:
Cash and cash equivalents	$92,635	$174,089
Short-term marketable securities	45,349	44,401
Accounts receivable, net	33,741	40,205
Inventories	34,541	26,283
Deferred tax assets	5,155	5,155
Prepaid expenses and other current assets	5,591	5,547
Total current assets	217,012	295,680

Long-term marketable securities	52,123	57,242
Software, equipment and leasehold improvements, net	11,836	8,783
Goodwill	7,226	5,020
Intangible assets, net	13,556	4,303
Deferred tax assets, net of current portion	6,926	7,513
Long-term investments	263	263
Other non-current assets	894	662

Total assets	$309,836	$379,466

Liabilities and Shareholders' Equity

Current Liabilities:
Accounts payable	$17,504	$18,484
Accrued liabilities and other	13,369	14,018
Total current liabilities	30,873	32,502

Other long-term liabilities	1,758	1,372
Total liabilities	32,631	33,874

Shareholders' Equity:
Total shareholders' equity	277,205	345,592

Total liabilities and shareholders' equity	$309,836	$379,466

SIGMA DESIGNS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(GAAP)
(In thousands, except per share data)

	Three months ended
	May 3, 2008	May 5, 2007
Net revenue	$56,882	$36,016

Cost of revenue	31,249	18,206
Gross profit	25,633	17,810
Gross margin percent	45.1%	49.5%

Operating expenses:
Research and development	10,856	6,089
Sales and marketing	2,641	2,232
General and administrative	6,468	4,249
Acquired in-process R&D	1,571	---
Total operating expenses	21,536	12,570

Income from operations	4,097	5,240
Interest and other income, net	2,168	320

Net income before income taxes	6,265	5,560
Provision for income taxes	1,598	191

Net income	$4,667	$5,369

Net income per share:
Basic	$0.16	$0.23
Diluted	$0.16	$0.20

Shares used in computing net income per share:
Basic	28,296	22,979
Diluted	29,483	26,825

SIGMA DESIGNS, INC.
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(Unaudited)
(In thousands, except per share data)

	Three months ended
	May 3, 2008	May 5, 2007
GAAP net income	$4,667	$5,369

Items reconciling GAAP net income
to non-GAAP net income:

Included in cost of revenue:
Amortization of acquired developed
technology	541	189
Share-based compensation	83	88
Total related to cost of revenue	624	277

Included in operating expenses:

Research and development:
Amortization of acquired noncompete agreement	116	117
Share-based compensation	1,411	685
Tender offer to exchange employee options	---	---

Sales and marketing:
Share-based compensation	358	208
Tender offer to exchange employee options	---	---
Amortization of acquired intangibles	50	---

General and administrative:
Share-based compensation	2,902	345
Professional service fees and expenses from stock option review and related restatements	---	1,491

Acquired in-process development costs	1,571	---
Total related to operating expenses	6,408	2,846

Net effect of non-GAAP adjustments	7,032	3,123

Non-GAAP net income	$11,699	$8,492

Non-GAAP net income per diluted share	$0.40	$0.32